SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

 jurisdiction          File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 24, 2012.  At the Annual Meeting, there were present in person or by proxy 17,373,361 shares of the Company’s common stock, representing approximately 84.84% of the total outstanding eligible shares.  The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2015.	Number of Votes Cast For Class II Directors	Withheld	% Voted For

J. Michael Adams, Jr.	13,240,317	337,346	97.52%
Margaret A. O’Malley	13,159,875	417,788	96.92%
Mark E. Pasquerilla	13,228,602	349,061	97.43%
Thomas C. Slater	13,068,275	509,388	96.25%
Glenn L. Wilson	13,199,102	378,561	97.21%

Proposal #2	FOR	AGAINST	ABSTAIN	% Voted For

Ratification of the appointment of SR Snodgrass, A.C. as the Company’s
Independent Registered Public Accounting Firm for the fiscal years ending December 31, 2012, 2013, and 2014.	17,102,389	208,696	45,996	98.53%

Proposal #3	FOR	AGAINST	ABSTAIN	% Voted For

An advisory (non-binding) vote on executive compensation.	12,949,277	514,177	114,209	95.37%

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By: /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: April 25, 2012